UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008 (February 1, 2008)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Chemtura Corporation (NYSE: CEM) announced that it has completed the sale of its Fluorochemicals business and related production facility to E.I. du Pont de Nemours and Company (DuPont) in an all-cash deal for an undisclosed amount. The Fluorochemicals business had revenues for 2006 of approximately $56 million. Included in the sale is the Fluorochemicals production unit at Chemtura’s El Dorado, Ark. plant. Chemtura will retain ownership of its other El Dorado facilities. The company will record the sale in its first quarter, 2008 financial statements.

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(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Chemtura Sells Fluorochemicals Business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By /s/ Lynn A. Schefsky Name: Lynn A. Schefsky Title: Senior Vice President, General Counsel and Secretary

Date:	February 1, 2008

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Chemtura Sells Fluorochemicals Business